UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2019 (July 29, 2019)

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16633	84-1460811
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3200 Walnut Street

Boulder, Colorado 80301

(Address of principal executive offices, including Zip Code)

(303) 381-6600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARRY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

As previously reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 17, 2019, by Array BioPharma Inc., a Delaware corporation (“Array”), Array entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated June 14, 2019, with Pfizer Inc., a Delaware corporation (“Pfizer”), and Arlington Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Pfizer (“Purchaser”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer (the “Offer”) on June 28, 2019 to acquire all of the outstanding shares of common stock of Array, $0.001 par value per share (the “Shares”), at an offer price of $48.00 per Share in cash (the “Offer Price”), net to the seller without interest thereon and subject to any withholding of taxes.

The Offer, as extended, expired at 6:01 P.M., Eastern Time, on July 29, 2019. Computershare Trust Company, N.A., in its capacity as the depository for the Offer (the “Depository”), has advised that, as of the expiration of the Offer, 171,905,358 Shares, representing approximately 77% of the Shares issued and outstanding as of the expiration of the Offer, had been validly tendered and not validly withdrawn pursuant to the Offer. The number of Shares tendered satisfied the Minimum Condition (as defined in the Merger Agreement). As the Minimum Condition and each of the other conditions of the Offer have been satisfied, Purchaser has accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following consummation of the Offer, the remaining conditions to the merger of Purchaser with and into Array (the “Merger”), set forth in the Merger Agreement were satisfied, and on July 30, 2019, Pfizer completed its acquisition of Array by consummating the Merger without a meeting of stockholders of Array in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with Array continuing as the surviving corporation (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), Shares not purchased pursuant to the Offer (other than Shares held by Array, Pfizer, Purchaser, any wholly owned subsidiary of Pfizer (other than Purchaser), any wholly owned subsidiary of Array or by stockholders of Array who have perfected their statutory rights of appraisal under the DGCL, as amended) were converted into the right to receive the Offer Price, without interest thereon and subject to any withholding of taxes. As a result of the Merger, Array became a wholly owned subsidiary of Pfizer.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each compensatory option to purchase Shares (a “Company Option”) that was then outstanding and unexercised, whether or not vested and which had a per share exercise price that was less than the Offer Price (each, an “In the Money Option”), was cancelled and converted into the right to receive a cash payment equal to (i) the excess, if any, of (A) the Offer Price over (B) the exercise price payable per Share under such In the Money Option, multiplied by (ii) the total number of Shares subject to such In the Money Option immediately prior to the Effective Time, subject to any required withholding of taxes.

At the Effective Time, each Company Option other than an In the Money Option that was outstanding and unexercised, whether or not vested, was cancelled with no consideration payable in respect thereof.

At the Effective Time, each restricted stock unit with respect to Shares (a “Company RSU”) that was outstanding, whether or not vested, was cancelled and the holder thereof was entitled to receive a cash payment equal to the product of (i) the Offer Price and (ii) the number of Shares subject to such Company RSU, subject to any required withholding of taxes.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Array’s Current Report on Form 8-K, filed with the SEC on June 17, 2019, and which is incorporated herein by reference. All capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Merger Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

Supplemental Indenture

In connection with the consummation of the Merger, Array, Pfizer and The Bank of New York Mellon Trust Company, N.A. (the “Convertible Notes Trustee”), entered into a Supplemental Indenture (the “Supplemental Indenture”), dated as of July 30, 2019, which supplements the Indenture, dated as of December 1, 2017 (as supplemented by the Supplemental Indenture, the “Indenture”), between Array and the Convertible Notes Trustee, governing Array’s 2.625% Convertible Senior Notes due 2024 (the “Convertible Notes”), of which approximately $126 million aggregate principal amount was outstanding on July 30, 2019.

The Supplemental Indenture provides that, from and after the Effective Time, the right to convert each $1,000 principal amount of the Convertible Notes based on a number of Shares equal to the Conversion Rate (as defined in the Indenture) in effect immediately prior to the Merger (the “Conversion Rate”) will be changed into a right to convert such principal amount of Convertible Notes into $48.00 in cash in respect of each Share into which the Convertible Notes would otherwise be convertible (subject to adjustment pursuant to Section 4.06 of the Indenture for conversions in connection with a Make-Whole Fundamental Change (as defined in the Indenture)).

The foregoing descriptions of the Indenture and the Supplemental Indenture do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Indenture and the Supplemental Indenture, which are included as Exhibits 4.1 and 4.2, respectively, hereto and incorporated into this Item 1.01 by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On July 30, 2019, in connection with the consummation of the Merger as described above, Array terminated and repaid in full all outstanding obligations due under that certain Amended and Restated Loan and Security Agreement, dated as of August 10, 2018 (as amended, supplemented or otherwise modified from time to time), between Array and Silicon Valley Bank.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note and Item 3.01 are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note are incorporated herein by reference.

On July 30, 2019, Array (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) halt trading in the Shares for July 30, 2019 and suspend trading of the Shares effective before the opening of trading on July 30, 2019 and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Shares will no longer be listed on Nasdaq. Array intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of Array’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 3.01 and Item 5.03 are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The disclosures under the Introductory Note and Item 3.01 are incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, there was a change in control of Array, and Pfizer, as the direct parent of Purchaser, acquired control of Array. To the knowledge of Array, there are no arrangements which may at a subsequent date result in a further change in control of Array.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, Carrie S. Cox, Charles M. Baum, M.D., Ph.D., Gwen A. Fyfe, M.D., Kyle A. Lefkoff, John A. Orwin, Shalini Sharp, Ron Squarer, and Gil J. Van Lunsen each resigned and ceased to be directors of Array and members of any committee of Array’s Board of Directors. These resignations were not a result of any disagreement between Array and the directors on any matter relating to Array’s operations, policies or practices.

Pursuant to the Merger Agreement, as of the Effective Time, the directors and officers of Purchaser immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. The directors of Purchaser immediately prior to the effective time were Douglas E. Giordano, Margaret M. Madden, and Bryan Supran. As of the Effective Time, Array’s Board of Directors appointed Douglas E. Giordano as President and Treasurer, Margaret M. Madden as Vice President and Secretary, and Bryan Supran as Vice President. Information regarding the new directors and executive officers has been previously disclosed in Schedule I of the Offer to Purchase to the Tender Offer Statement on Schedule TO filed by Pfizer and Purchaser with the SEC on June 28, 2019, as subsequently amended, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, Array’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, Array’s by-laws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Amended and Restated By-Laws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01 Other Events.

The description contained under the Introductory Note above and in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety into this Item 8.01.

The consummation of the Merger constitutes a Merger Event, a Fundamental Change and a Make-Whole Fundamental Change under the Indenture (each, as defined in the Indenture), and the effective date of such Fundamental Change and such Make-Whole Fundamental Change is July 30, 2019. Accordingly, following the Merger, and in each case subject to the terms of the Indenture, each holder of the Convertible Notes has the right to convert each $1,000 principal amount of Convertible Notes based on a number of Shares equal to the Conversion Rate into $48.00 in cash in respect of each Share into which the Convertible Notes would otherwise be convertible or (ii) require that Array repurchase such holder’s Convertible Notes for cash at a repurchase price equal the principal amount of such Convertible Notes plus accrued and unpaid interest thereon to, but excluding, the repurchase date designated by Array (the “Fundamental Change Repurchase Date”) in a notice to the holders of the Convertible Notes and the Convertible Notes Trustee (the “Fundamental Change Company Notice”), which Fundamental Change Repurchase Date will be not less than 20 or more than 35 Business Days (as defined in the Indenture) following the date of delivery of the Fundamental Change Company Notice. In accordance with the Indenture, Array will provide the Fundamental Change Company Notice on or before the 20th calendar day after the occurrence of the Merger.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated June 14, 2019, among Pfizer Inc., Arlington Acquisition Sub Inc. and Array BioPharma Inc. (incorporated by reference to Exhibit 2.1 to Array’s Current Report on Form 8-K filed with the SEC on June 17, 2019).*

3.1	Amended and Restated Certificate of Incorporation of Array BioPharma Inc., dated July 30, 2019.

3.2	Amended and Restated By-Laws of Array BioPharma Inc., dated July 30, 2019.

4.1	Indenture, dated December 1, 2017, between Array BioPharma Inc. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Array’s Current Report on Form 8-K filed with the SEC on December 4, 2017).

4.2	First Supplemental Indenture, dated July 30, 2019, between Array BioPharma Inc., Pfizer Inc. and The Bank of New York Mellon Trust Company, N.A.

*

Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Array BioPharma Inc.

By:	/s/ Margaret M. Madden
Margaret M. Madden
Director, Secretary and Vice President

Dated: July 30, 2019